UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. _____)

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FIRST FARMERS AND MERCHANTS CORPORATION
(Name of Registrant as Specified In Its Charter)

N/A
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FIRST FARMERS AND MERCHANTS CORPORATION

816 South Garden Street, Columbia, Tennessee 38401

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on April 21, 2015

To the Shareholders of First Farmers and Merchants Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of First Farmers and Merchants Corporation (the “Corporation”) will be held on the 2nd Floor, in the First Farmers and Merchants Bank Northside Office, 901 Nashville Highway, Columbia, Tennessee, 38401 on April 21, 2015 at 11:00 a.m., Central Time, for the following purposes:

1.      Election of Directors:  Election of the following ten (10) nominees as directors of the Corporation:

M. Darlene Baxter	Timothy E. Pettus	W. Lacy Upchurch
Jonathan M. Edwards	Patrick J. Riley	Dr. David S. Williams
Thomas Napier Gordon	Matthew M. Scoggins, Jr.
Dalton M. Mounger	T. Randy Stevens

2.      To transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

A list of all shareholders entitled to vote is available for inspection by a shareholder during regular business hours for ten (10) days prior to the Annual Meeting at our principal offices at 816 South Garden Street, Columbia, Tennessee 38401. This list will be available at the meeting.

This Proxy Statement and the Corporation’s 2014 Annual Report to Shareholders are available at www.edocumentview.com/ffmh.

Your vote is very important. Whether or not you plan to attend the Annual Meeting of Shareholders, we urge you to vote and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. If you attend the meeting, you will have the right to revoke your proxy and vote your shares in person.

Shareholders of record may vote:

1.            By Internet: go to https://www.investorvote.com/ffmh; or

2.            By phone: call 1-800-652-8683 (toll-free); or

3.            By mail: complete the enclosed proxy card and return it in the postage prepaid envelope provided.

Shareholders of record at the close of business on March 2, 2015 are entitled to notice of and to vote at the meeting.

By order of the Board of Directors,

/s/ Michelle D. Gardner

Michelle D. Gardner
Secretary

March 5, 2015

FIRST FARMERS AND MERCHANTS CORPORATION

816 South Garden Street

Columbia, Tennessee 38401

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held on April 21, 2015

The accompanying proxy is solicited by and on behalf of the Board of Directors of First Farmers and Merchants Corporation (the “Corporation”) for use at the Annual Meeting of Shareholders to be held on April 21, 2015 at 11:00 a.m., Central Time, and any adjournment thereof (the “Annual Meeting”). The time and place of the Annual Meeting are set forth in the accompanying Notice of Annual Meeting of Shareholders. All expenses incurred in preparing, printing and mailing the proxy, notices of internet availability and all materials used in the solicitation of proxies will be borne by the Corporation. In addition to the use of the mail, proxies may be solicited in person or by telephone by directors, officers and other personnel of the Corporation or its subsidiary, First Farmers and Merchants Bank (the “Bank”), none of whom will receive additional compensation for such services. The Corporation will also request custodians and nominees to forward soliciting materials to the beneficial owners of our common stock, $10.00 par value per share (“Common Stock”), held of record by them and will pay reasonable expenses of such persons for forwarding such material.

As a holder of Common Stock, this Proxy Statement and the Annual Report to Shareholders for the year ended December 31, 2014 (“the Annual Report to Shareholders”) are available to you on the Internet or, upon your request, will be delivered to you by mail or email. Distribution of the Notice of Internet Availability of Proxy Materials is scheduled to begin on or about March 5, 2015.

PURPOSES OF THE MEETING

The Annual Meeting will be held for the purposes of (i) electing directors, and (ii) transacting such other business as may properly come before the meeting or any adjournments or postponements thereof.

QUORUM AND VOTING

At the close of business on March 2, 2015, the Corporation had 4,900,576 shares of Common Stock issued and outstanding. Only holders of record of Common Stock at the close of business on March 2, 2015 are entitled to notice of and to vote on matters that properly come before the Annual Meeting or any adjournment thereof. A shareholder is entitled to one vote in person or by proxy at the Annual Meeting for each share of Common Stock held of record in his or her name.

The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting or any adjournment thereof. Abstentions and broker non-votes are included for purposes of determining if a quorum exists. Abstentions will not constitute a vote “for” or “against” any of the matters presented for shareholder approval at the annual meeting and will be disregarded in the calculation of a plurality or of “votes cast” for each of the matters presented. Broker non-votes occur when a broker or nominee returns a proxy but does not have discretionary authority to vote on a particular proposal because the proposal does not concern a routine matter and the broker has not received voting instructions from the beneficial holder. For purposes of determining the outcome of any matter as to which a broker or nominee has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not entitled to vote with respect to that matter.

If a quorum is not present at the time of the Annual Meeting, the Chairman of the meeting or a majority of shares entitled to vote, represented in person or by proxy, have the power to adjourn the Annual Meeting until a quorum shall be present or represented by proxy.

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If the enclosed proxy is properly executed, returned and not revoked, it will be voted in accordance with the instructions, if any, given by the shareholder. Unless shares are held by a broker, if a proxy is executed and returned but no specification is made, the proxy will be voted “FOR” the election of all nominees as directors of the Corporation. If any other business is properly presented at the meeting, the proxy holders will vote your proxy in accordance with their discretion.

Any shareholder has the power to revoke his or her proxy at any time, prior to the vote being taken at the Annual Meeting, by written notice or subsequently dated proxy received by the Corporation, or by revocation by the shareholder in person at the Annual Meeting or any adjournment thereof. If you wish to attend the Annual Meeting and need directions to the First Farmers and Merchants Northside Branch, Columbia, Tennessee, please contact Michelle Gardner, the Secretary of the Corporation, at (931) 388-3145.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 21, 2015

The Notice of Annual Meeting of Shareholders, Proxy Statement and the Corporation’s 2014 Annual Report are available at  www.edocumentview.com/ffmh.

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PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors has nominated the 10 individuals below for election as directors to serve until the annual meeting of shareholders in 2016 or until their successors are qualified and elected. Article III, Section 2 of the Corporation’s Amended and Restated Bylaws (the “Bylaws”) provide that there shall be no fewer than five (5) directors. Kimberly D. Vella, a current member of the Board of Directors, has chosen not to stand for re-election at the Annual Meeting. The Board of Directors believes it is in the best interest of the Corporation that there be 10 directors of the Corporation following the Annual Meeting. Proxies cannot be voted for a greater number of persons than the nominees named.

Directors are elected by a plurality of the votes cast by the shares of Common Stock entitled to vote at the Annual Meeting, if a quorum is present. Neither abstentions nor broker non-votes will have the effect of voting for or in opposition to a director. The Corporation’s charter does not provide for cumulative voting and, accordingly, shareholders do not have cumulative voting rights with respect to the election of directors. Consequently, each shareholder of record may only cast one vote per share of Common Stock for each nominee.

Unless a proxy specifies otherwise or there is a broker non-vote, the persons named in the proxy will vote the shares covered thereby “FOR” the nominees listed below. Should any nominee become unavailable for election, shares covered by a proxy will be voted for a substitute nominee selected by the current Board of Directors.

All of the 10 nominees are currently serving as directors and each has served as a director since the 2014 annual meeting of shareholders. Directors are chosen based on their business skills, knowledge, experience, leadership skills and understanding of the Bank’s business.

Incumbent Directors Standing for Re-election

The following information sets forth the name, age, length of service and a summary of specific experiences, qualifications, attributes or skills for each of the nominees for re-election as directors, all of whom are incumbent members of the Board of Directors. No director holds a directorship with any other public company or registered investment company.

M. Darlene Baxter, age 68, has been a director of both the Corporation and the Bank since 2007. Ms. Baxter is a native of Maury County, Tennessee and a retired Vice President of Maury Regional Medical Center. She served more than 25 years in the Maury Regional Health Care system. She was the Executive Director of the Maury Regional Healthcare Foundation. She was instrumental in Maury Regional Medical Center being the first employer in the county to provide childcare services and worked on the development of the hospital into a healthcare system. She was involved in the operations of the Lewis Ambulatory Care Center, Wayne Medical Center and Marshall Medical Center. She represented Maury Regional Medical Center during General Motors' transition to Spring Hill, at which time the hospital developed an agreement to provide on-site healthcare services to GM employees. Ms. Baxter is a member of the Kiwanis Club, Martin Methodist College Alumni Association Board, and Boys and Girls Club of Columbia Board. In 2006, she served on the Bank’s Maury County Advisory Board of Directors. Ms. Baxter was nominated to be a member of the Board of Directors because of her leadership skills and years of business experience as an executive officer of a regional hospital.

Jonathan M. Edwards, age 54, has served as a director of the Corporation and the Bank since 2010. Mr. Edwards has served as president and chief executive officer of the Edwards Group of Companies, including Edwards Oil Company of Lawrenceburg, Inc., Edwards Oil Company, Inc., South Tennessee Oil Company, Inc., Edwards Land Company L. P. and Edwards Real Estate, LLC since 1988. He is a Tennessee native and holds a bachelor's degree from the University of North Alabama. Mr. Edwards’ other affiliations include the following: Shell National and Regional Wholesale Councils (2013-present), past president and three-term board member of the Tennessee Fuel and Convenience Association; Chair of the Lawrence County Joint Economic and Community Development Board (2012-2013); Chair of the Tennessee State Petroleum Underground Storage Tank Board (2011-2012); Chairman of the Lawrence County Chamber of Commerce (2006-2007); Columbia State Community College Foundation Board (2004-2007); First Farmers and Merchants Bank Advisory Board (2002-2010); Lawrence County Joint Economic and Community Development Board (1999 to present); Tennessee State Petroleum Underground Storage Tank Board (1996-2004); LifePoint Crockett Hospital Board (1999-2004); Texaco Orlando Regional Wholesale Council (1997-1999); Director of Alabama Oilmen’s Association/Alabama Association of Convenience Stores (1996-1999); Bank of America Advisory Board (1993-2002); and Tennessee Grocers Association Director (1990-1993). Mr. Edwards was nominated to be a member of the Board of Directors because of his business management and leadership skills.

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Thomas Napier Gordon, age 63, has served as a director of both the Corporation and the Bank since 1986. Mr. Gordon is actively involved in real estate investments. His civic and community endeavors have included Business and Industry Chairman of the March of Dimes Annual Drive, Director of King’s Daughters’ School and Zion Christian Academy and deacon at Zion Presbyterian Church. Mr. Gordon received his Doctorate of Jurisprudence from Vanderbilt University in 1976 and has practiced law in Columbia, Tennessee since that time. Mr. Gordon was nominated to be a member of the Board of Directors because of his experience as an attorney and businessman and his extensive experience as a director of the Corporation.

Dalton M. Mounger, age 64, has served as a director of the Corporation and the Bank since 2010. Mr. Mounger is an attorney in private practice in Columbia, Tennessee and is a certified public accountant. He holds bachelor’s and juris doctor degrees from the University of Mississippi. Mr. Mounger has served on the boards of the Maury Alliance, Maury County YMCA, Columbia State Community College Foundation, Columbia Main Street, Maury County Public Education Foundation, First Farmers and Merchants Bank Advisory Board, Columbia Central High School Academic Boosters and Kiwanis Club of Columbia. Mr. Mounger was nominated to be a member of the Board of Directors because of his legal, accounting, and business management skills.

Timothy E. Pettus, age 63, is President and a director of the Corporation and the Bank. Mr. Pettus has been an officer of the Bank since July 2002. He served as the Vice Chairman of the Bank from April 2005 until his appointment as President of the Corporation and the Bank in January 2007. Mr. Pettus served as Regional President, Southern Region of the Bank, from July 2002 until becoming Vice Chairman of the Bank. From 1998 until July 2002, he was a senior banking executive with Bank of America in Lawrence County, Tennessee. He was first elected as a director of the Corporation and the Bank in January 2008. Mr. Pettus was nominated to be a member of the Board of Directors because of his years of experience in banking and his leadership skills and knowledge from serving as President of the Bank.

Patrick J. Riley, age 66, has served as a director of both the Corporation and the Bank since 2011. Mr. Riley has served as President and Chief Executive Officer of RCR Building Corporation since 1985. He is a licensed general contractor in 18 states. Mr. Riley served in the U.S. Navy at the Naval Test Pilot School. He was employed with Frank Orr Architects as a contract administrator and draftsman from 1972 to 1973; with Bob Haley, Inc., general contractor, as Vice President from 1973 to 1976; and with Gregg Construction Company, Inc. as Vice President from 1976 to 1985. He attended Memphis State University where he studied Construction Technology, University of Tennessee where he studied Real Estate and the Owen School of Management at Vanderbilt University where he studied a variety of subjects. Mr. Riley has served on the Board of Directors and as Chairman of Business Development for Associated Builders and Contractors, on the Board of Associated General Contractors, on the Advisory Boards of Director for Kraft Bros, Eastman, Patton & Harrell CPAs and First Farmers and Merchants Bank for Williamson County, on the Board of Trustees of Father Ryan High School, as Past President of the local chapter of American Society of Professional Estimators, and as a member of the Rutherford County Code Official Association, Construction Financial Management Association, Construction Management Association of America, Nashville Area Chamber of Commerce, and the CEO Roundtable. Mr. Riley was nominated as a member of the Board of Directors based on his expertise and success in organizational management and developing innovative programs and strategies.

Matthew M. Scoggins, Jr., age 64, has served as a director of both the Corporation and the Bank since 2008. Mr. Scoggins has served as the Chief Executive Officer of Tennessee Farmers Insurance Companies ("TFIC") since January 2004. He joined TFIC in 1978, and has served in numerous positions including agent, agency manager, regional manager, lobbyist, and chief operating officer for TFIC’s property and casualty division. Mr. Scoggins is a Tennessee native who holds a bachelor’s degree from the University of Tennessee and an M.B.A. from Belmont University. Mr. Scoggins was nominated to be a member of the Board of Directors because of his leadership skills and his executive experience in the insurance industry.

T. Randy Stevens, age 63, is Chairman of the Board of Directors, Chief Executive Officer and a director of the Corporation and the Bank. He has been employed by the Bank since 1973 and was promoted to Commercial Bank Officer in 1974. He was appointed Assistant Vice President in 1976 and promoted to Vice President in 1979. Mr. Stevens was appointed Vice President and Trust Officer of the Bank in 1982 and promoted to First Vice President in 1984. He was promoted to Executive Vice President and Chief Administrative Officer of the Bank in 1990. Mr. Stevens was elected as a director of the Bank and the Corporation in 1991 and appointed Vice President of the Corporation in 1991. He was appointed President and Chief Operating Officer of the Bank, effective December 31, 1995, and President and Chief Operating Officer of the Corporation in April 1996. He was appointed Chief Executive Officer of the Bank and the Corporation in June 2002. He has been Chairman of the Board of Directors of the Corporation and the Bank since April 2005. Mr. Stevens was nominated to be a member of the Board of Directors because of his years of experience in banking, his position as Chief Executive Officer of the Corporation and the Bank and his leadership experience as a long-time director of the Bank and the Corporation.

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W. Lacy Upchurch, age 68, has served as a director of both the Corporation and the Bank since 2007. Mr. Upchurch is the seventh president of the Tennessee Farm Bureau Federation, the nation’s largest state Farm Bureau, and a full-time farmer. Mr. Upchurch has served as Chairman of the Tennessee Pork Producers and on the Board of the Tennessee Cattlemen’s Association, the Governor’s Economic Development Board, various committees for the University of Tennessee and numerous Farm Bureau committees at the state and national level. In 2006, he served on the Bank’s Maury County Advisory Board. A Fentress County native, Mr. Upchurch received his undergraduate and master’s degrees from the University of Tennessee. Mr. Upchurch was nominated to be a member of the Board of Directors because of his leadership and business skills and his knowledge of the agricultural and insurance industries.

Dr. David S. Williams, age 67, has served as a director of both the Corporation and the Bank since 2001. Dr. Williams has been in private orthodontic dental practice in Columbia since 1976. He is a past president of the St. Louis University Orthodontic Alumni Association, past president of the Southern Association of Orthodontists, and second board member from Tennessee for the Southern Association of Orthodontists. He is also past president of the Charles H. Tweed International Foundation for Education and Research. Dr. Williams is a native of St Louis, Missouri, and received his Doctor of Dental Surgery degree from the University of Tennessee College of Dentistry and Masters of Science degree from the Graduate Orthodontic Department of the St. Louis University. He is a board member of the American Association of Orthodontists Service, Inc. and a member of the AAO Investment Committee. Dr. Williams was nominated to be a member of the Board of Directors because of his business and finance skills developed from owning a dental practice.

Required Vote

If a quorum is present, the election of directors requires a plurality of the votes cast in person or by proxy by the shares of Common Stock entitled to vote at the meeting.

The Board of Directors recommends that the shareholders vote “FOR” each of the nominees.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth certain information, as of January 1, 2015, with respect to the beneficial ownership of the Corporation’s Common Stock by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of the Corporation’s Common Stock, (ii) each director and nominee, (iii) each of the Named Executive Officers and (iv) all of the Corporation’s directors and executive officers as a group:

		Percent of
	Amount and Nature of
Name of Beneficial Owner	Beneficial Ownership (1)	Class
FAMCO (2)	416,924	8.51%
Thomas Napier Gordon (3)	136,648	2.79%
T. Randy Stevens (4)	75,000	1.53%
Patrick J. Riley(5)	40,029	*
Timothy E. Pettus(6)	15,168	*
Matthew M. Scoggins (7)	7,574	*
David S. Williams(8)	6,800	*
Brian K. Williams (9)	3,363	*
Jonathan M. Edwards	3,200	*
M. Darlene Baxter	2,500	*
Kimberly D Vella(10)	1,000	*
Dalton M. Mounger	939	*
Barry B. White(11)	630	*
Patricia P. Bearden(12)	563	*
W. Lacy Upchurch	400	*
Directors and Executive Officers as a Group (14 Persons)	293,814	6.461%

*	Less than 1%
(1)	The address of each beneficial owner listed is c/o First Farmers and Merchants Corporation, P.O. Box 1148, Columbia, Tennessee 38402-1148. Unless otherwise indicated, all shares are owned of record.
(2)

These shares of Common Stock are held in a fiduciary capacity by a Tennessee general partnership (“FAMCO”) established solely for the purpose of holding legal title to securities and other property transferred to it by the Bank as trustee, agent or otherwise. Except for those shares held in the Bank’s Profit Sharing Plan, the beneficial holders have the right to vote 100% of these shares. The shares voted by the Bank’s Profit Sharing Benefit Committee on behalf of the beneficial holders under the Profit Sharing Plan will be voted in a manner consistent with the best interests of the beneficiaries as determined by the committee in its fiduciary capacity. FAMCO’S address is 816 South Garden Street, Columbia, Tennessee 38401.

(3)

Includes 18,120 shares held by Thomas Napier Gordon, Jr., Mr. Gordon’s son, 18,120 shares held by Edward Bradshaw Gordon, Mr. Gordon’s son, and 800 shares held by Teri Hasenour Gordon, Mr. Gordon’s wife.

(4)

Includes 2,000 shares held by Leesa M. Stevens, Mr. Stevens’ wife, 36,000 shares held by Leesa M. Stevens Family Partnership, L.P., a limited partnership of which Mr. Stevens is a limited partner, and 35,800 shares held by Thomas Randall Stevens Family Partnership, L.P., a limited partnership of which Mr. Stevens is a limited partner.

(5)	Includes 2,000 shares held by FAMCO in custody for Patrick J. Riley and his wife, Alice R. Riley, and 3,000 shares held by FAMCO—IRA Patrick J. Riley.
(6)

Includes 3,322 shares held by Ellen Pettus, Mr. Pettus’ mother, which will be transferred on death (“TOD”) to Timothy E. Pettus and Judy Pettus Brown, 200 shares held jointly with Pettus-McClain Trucking Company, Inc., and 5,578 shares held by FAMCO – IRA Timothy E. Pettus.

(7)	Includes 1,274 shares held by FAMCO – IRA Matthew M. Scoggins, Jr. and 869 shares held by FAMCO – IRA Mary P. Scoggins, in custody for Mr. Scoggins’ wife.
(8)	Includes 22 shares held in custody for his son, Nathan Williams.
(9)	Includes 1,600 shares held by Cynthia Leigh Edwards, Mr. Edward’s wife.
(10)	Will not stand for re-election at the Annual Meeting.
(11)	Shares held as equal tenants in common with spouse, Cherry White.
(12)	Includes 124 shares held by FAMCO – Roth IRA Patricia P. Bearden. Effective as of January 26, 2015, Ms. Bearden is no longer an executive officer of the Corporation.

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EXECUTIVE OFFICERS

The biographical information of the executive officers of the Corporation and the Bank, as of March 1, 2015, is presented below. None of these executive officers has a family relationship with any officer or employee of the Corporation or the Bank. The biographies of Messrs. Pettus and Stevens are provided in the section above entitled “PROPOSAL 1: ELECTION OF DIRECTORS.”

Barry B. White, age 65, is General Counsel for the Bank. He has been employed by the Bank since 2003 and began as Marshall County President. He was appointed Senior Trust Officer in 2009. He was promoted to Corporate Legal Counsel in 2011 and was named General Counsel in 2013.

Brian K. Williams, age 44, is Executive Vice President of the Bank and acting Chief Financial Officer and Treasurer of the Corporation and the Bank. He has been employed by the Bank since 1993 and was promoted to Assistant Trust Officer in 1994. He received several promotions during his nine years in Trust and was promoted to Vice President/Assistant Credit Officer in 2002 and Chief Credit Officer in 2004. Mr. Williams assumed the role of Senior Executive of Commercial Banking in 2008. In 2013, he was promoted to Executive Vice President/Director of Corporate Planning. Mr. Williams was named acting Chief Financial Officer and Treasurer of the Corporation and the Bank effective January 27, 2015.

Michelle D. Gardner, age 41, is Secretary of the Corporation, Executive Assistant, and Secretary to the Board of Directors. She has been employed by the Bank since 1997 and was promoted to Mortgage Loan Processor in 1998. She was appointed to Executive Assistant in 2002 and Director of Management Information Systems in 2006. Ms. Gardner was promoted to Director of Loan Servicing in 2007 and Assistant Vice President in 2008. She was appointed to Assistant Vice President-Platform Administration in 2010 and appointed Secretary of the Corporation, Executive Assistant, and Secretary to the Board of Directors of the Corporation and the Bank in 2012.

CORPORATE GOVERNANCE

Director Qualifications

The Board of Directors has not established formal qualification guidelines for its members. The Board considers only potential nominees who have several years of relevant business experience. Non-management director nominees generally need to be independent, as defined by the listing standards of the New York Stock Exchange. Any nominee must be willing to serve for the director’s compensation paid by the Corporation. In addition, the Board of Directors evaluates nominees with the goal of maintaining a diversity of background, viewpoints and experience that complements the other directors.

Any shareholder, by written notice submitted to the Corporate Secretary, can nominate candidates for election to the Board of Directors of the Corporation. The written notice should be provided in accordance with the process contained in the Bylaws as more fully described in the “GENERAL INFORMATION – Items of Business for 2015 Annual Meeting of Shareholders” section of this Proxy Statement. Candidates nominated by shareholders are evaluated in the same manner as the candidates nominated by the Board of Directors.

Director Independence

The Board has determined that nine of its 11 existing directors are independent in accordance with the listing standards of the New York Stock Exchange. The two individuals who are not independent, Messrs. Stevens and Pettus, are both executive officers of the Corporation.

During 2014, there were no relationships or transactions that the Board of Directors discussed in making its independence determinations with respect to each director identified as independent and no relationships or transactions precluded any such directors from being independent. The Corporation is not aware of any family relationships among any of its directors and executive officers.

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Board Leadership Structure and Role in Risk Oversight and Management

Mr. Stevens has served as both the Chairman of the Board of Directors and the Chief Executive Officer of the Corporation since 2005. The Board believes that a unified chairman and chief executive officer position has provided clarity of leadership and operating efficiencies. Additionally, Mr. Stevens’ management experience and close relationship with the other officers of the Corporation improves the Board’s effectiveness in its role of monitoring the management of the Corporation. The Board does not have a lead independent director. The Board is actively involved in oversight of risks that could affect the Corporation. Although the full Board has retained responsibility for general oversight of risks, this oversight is conducted primarily through committees of the Board, as disclosed in the description of each of the committees below and in the charters of each of the committees, as applicable. The Board receives full reports by each committee chair regarding the committee’s considerations and actions, as well as regular reports directly from officers responsible for oversight of particular risks within the Corporation.

Committees of the Board of Directors

The Board of Directors conducts its business through its own meetings and through committees of the Bank’s Board of Directors, which are described below. There are no standing committees of the Board of Directors of the Corporation because the principal business of the consolidated company is conducted by the Bank rather than the Corporation, which is a bank holding company. The Board of Directors of the Bank is identical to the Board of Directors of the Corporation.

The Corporation does not have a standing nominating committee. The entire Board of Directors of the Corporation fulfills the role of a nominating committee. Factors such as the Corporation’s size and the nature of its business, the consistently high rate of participation in meetings by each director, the fact that a majority of the Corporation’s directors are independent (as defined by the listing standards of the New York Stock Exchange) and are individuals who come from diverse backgrounds, and the infrequent historical turnover in the membership of the Board of Directors contribute to the belief of the Board of Directors that a separate, independent nominating committee is not necessary. The entire Board of Directors serving as a nominating committee currently does not have a charter and, as noted above, not all of the directors are independent, as defined by the listing standards of the New York Stock Exchange. Furthermore, the Board of Directors has not specifically adopted a policy regarding the consideration of shareholder nominees for directors, but the Board of Directors will consider for nomination as director of the Corporation any director candidate recommended or nominated by shareholders in accordance with the process outlined under the section below entitled “GENERAL INFORMATION – Items of Business for 2015 Annual Meeting of Shareholders.”

The Bank’s Board of Directors has four standing committees:

  Audit/Compliance/CRA Committee;

  Compensation Committee;

  Executive Committee; and

  Trust Committee.

The following table sets forth the current members of the committees of the Board of Directors of the Bank:

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Name	Audit	Compensation*	Executive	Trust*
M. Darlene Baxter		X		X
Jonathan M. Edwards	X		X
Thomas Napier Gordon			X	X
Dalton M. Mounger	Vice Chair		X
Timothy E. Pettus			X	X
Patrick J. Riley			X	Vice Chair
Matthew M. Scoggins, Jr.	Chair			X
T. Randy Stevens		X	Chair
W. Lacy Upchurch		Chair		Chair
Kimberly D Vella(1)	X	X
Dr. David S. Williams	X	X

*Memberships of the Compensation Committee and the Trust Committee changed in accordance with the actions of the Board of Directors on February 17, 2015.

(1)      Will not stand for re-election at the Annual Meeting

Audit/Compliance/Community Reinvestment Act (“CRA”) Committee	Number of 2014 meetings: 10

The Bank has a separately designated standing Audit/Compliance/CRA Committee (the “Audit Committee”). This committee provides assistance to the Bank’s Board of Directors in fulfilling its responsibilities related to internal controls monitoring, accounting procedures, reporting practices, regulatory compliance and quality and integrity of the financial reports of the Bank. The charter of the Audit Committee was attached as an appendix to the Corporation’s proxy statement for the 2010 annual meeting. The Audit Committee is composed solely of directors who are independent, based on the listing standards of the New York Stock Exchange and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member. Mr. Scoggins serves as the Audit Committee Financial Expert pursuant to Section 407 of the Sarbanes Oxley Act of 2002 and the rules promulgated by the Securities and Exchange Commission (“SEC”) thereunder.

The Audit Committee’s primary responsibilities fall into three broad categories:

  Monitoring the preparation of quarterly and annual financial reports prepared by the management of the Corporation and the Bank, which includes discussing draft financial statements and accounting and reporting matters with management and the Corporation’s independent registered public accounting firm.

  Responsibility  for  matters  concerning  the  relationship  between  the  Corporation  and  the  Bank  and  the Corporation’s independent auditors. This relationship includes:

-      recommending the appointment or removal of the Corporation’s independent auditors;

-      reviewing the scope of their audit services and related fees, as well as any other services being provided;

-      determining whether the Corporation’s auditors are independent.

  Overseeing management’s implementation of effective systems of internal controls, including the review of the activities and recommendations of the Bank’s internal auditing program.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the committee’s charter. The Audit Committee Charter is available on the “Our Story – Investor Relations” page of the Bank’s website at  www.myfirstfarmers.com.

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Compensation Committee	Number of 2014 meetings: 8

The Compensation Committee’s primary duties and responsibilities include establishing and monitoring compensation and benefit plan policies of the Bank and making recommendations regarding compensation and benefits for the officers of the Bank. The Compensation Committee has the authority to conduct or authorize investigations into any matters within the scope of its responsibilities and has the authority to retain such outside counsel, experts, and other advisors as it deems appropriate to assist it in conducting of any such investigation. This committee recommends to the Board of Directors of the Corporation and the Bank fees for board and committee meetings. The Compensation Committee reviews, evaluates and recommends to the Board of Directors of the Bank the officers’ compensation program and deferred profit-sharing contributions for all eligible employees. The charter of the Compensation Committee is available on the “About Us – Investor Relations” page of the Bank’s website at  www.myfirstfarmers.com.

Executive Committee	Number of 2014 meetings: 36

The Executive Committee reviews and recommends to the Bank’s Board of Directors for its approval selected actions with regard to the general direction and conduct of the Corporation and the Bank. This committee acts on loan applications in accordance with the Bank’s policies that have been approved by the Board of Directors. The Executive Committee also reviews risk management reports related to the Bank’s operations.

Trust Committee	Number of 2014 meetings: 12

The Trust Committee supervises the operations of the Trust and Financial Management Department of the Bank to ensure proper exercise of the fiduciary powers of the Bank.

Directors’ Attendance at Meetings

The Board of Directors of the Corporation met five times during 2014. Each member of the Board of Directors of the Bank and the Corporation attended at least 75% of the aggregate meetings of the Board of Directors and committees of which he or she was a member.

The Corporation does not have a policy regarding director attendance at annual meetings of shareholders because of the willingness of each director to be present at all annual meetings and the historical attendance of each director. Ten (10) of the eleven (11) directors attended the 2014 annual meeting of shareholders.

Shareholder Communication with the Board of Directors

The Board of Directors of the Corporation has adopted a process to facilitate written communications by shareholders or other interested parties to the Board of Directors. Persons wishing to write to the Board of Directors of the Corporation or a specified director or committee of the Bank Board of Directors should send correspondence to the Corporate Secretary at First Farmers and Merchants Corporation, P.O. Box 1148, Columbia, Tennessee, 38402-1148.

All communications properly received from shareholders or other interested parties will be forwarded to the members of the Board of Directors, or to a specific director or committee if so designated. Any shareholder who wishes to communicate with a specific Board member should send instructions asking that the material be forwarded to the director. Solicitations, junk mail and frivolous communications will not be forwarded but will be made available to any director who wishes to review them.

Code of Ethics

The Board of Directors of the Corporation has not adopted a Code of Ethics, as defined by the rules and regulations of the SEC, because the principal business of the consolidated company is conducted by the Bank rather than the Corporation, which is a bank holding company. The Board of Directors of the Bank, however, has adopted a Code of Ethics for all employees of the Bank. A copy of this Code of Ethics is available on the “Our Story – Investor Relations” page of the Bank’s website at  www.myfirstfarmers.com or can be obtained without charge by a written request to Human Resources Director, First Farmers and Merchants Bank, P.O. Box 1148, Columbia, Tennessee, 38402-1148.

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COMPENSATION DISCUSSION AND ANALYSIS

The executive officers of the Corporation do not receive compensation for service as executive officers of the Corporation but instead receive compensation from the Bank for service as executive officers of the Bank. The Compensation Committee of the Bank approves and oversees compensation programs to attract, retain and motivate officers, employees and directors by offering what the Compensation Committee believes to be attractive and competitive compensation elements and amounts. These goals are balanced against the need to control expenses for the benefit of the shareholders of the Corporation. The compensation programs are designed to promote profitability, reward production and foster loyalty while taking into account the risk-management process and oversight designed to ensure the safety and soundness of the Bank. To be competitive, the Bank seeks to provide salaries and benefits comparable to the median of those provided by other banking companies of similar asset size operating in the Southeastern United States.

General Compensation Philosophy

The Compensation Committee reviews the compensation of all executive officers of the Bank and believes that the actions of each executive officer have the potential to impact the short-term and long-term profitability of the Corporation and the Bank. Consequently, the Compensation Committee places considerable importance on its task of approving and overseeing an executive compensation program that rewards short-term and long-term profitability of the Corporation and the Bank. Decisions with respect to the compensation of the Corporation’s Named Executive Officers are made by the Compensation Committee. The Compensation Committee consults with and receives recommendations from the Chief Executive Officer of the Corporation with respect to the compensation of Named Executive Officers other than the Chief Executive Officer, but the Compensation Committee retains the sole authority to approve compensation of the Named Executive Officers.

The Bank has a performance-based executive compensation program that considers factors such as shareholder value and the overall performance of the Corporation and the Bank, as further described below under “Cash Bonus Plan.” The main components of the executive compensation program are base salary, cash bonus plan, employee benefits and perquisites. The Corporation and the Bank currently do not have equity-based incentive compensation programs.

In  2014,  the  Compensation  Committee  engaged  Blanchard  Consulting  Group  to  advise  the  Compensation Committee with respect to the compensation of the Corporation’s executive officers. In 2014, the Bank paid $24,150 to Blanchard Consulting Group in connection with executive compensation consulting services. The Compensation Committee has considered the relationships that Blanchard Consulting Group has with the Corporation, the members of the Compensation Committee and the Corporation’s executive officers and determined that the work of Blanchard Consulting Group as the Compensation Committee’s compensation consultant in 2014 did not raise any conflicts of interest.

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd Frank”) and related SEC rules, in connection with the 2014 annual meeting of shareholders, the Corporation solicited an advisory vote by shareholders on executive compensation. This solicitation, commonly known as the “say-on-pay” proposal, received the affirmative vote of an overwhelming majority of the shareholders. The Corporation’s Board of Directors had previously recommended that the advisory vote on executive compensation be solicited every three years, and this frequency of shareholder vote received the greatest number of votes from shareholders at the 2011 annual meeting of shareholders. The Board of Directors has determined that the Corporation will hold an advisory vote on the compensation of the Named Executive Officers every three years until the next shareholder advisory vote on the frequency with which the advisory vote is taken, which will occur at the annual meeting of shareholders in 2017.

The Compensation Committee values the perspectives of the Corporation’s shareholders, including with respect to executive compensation, and considers the approval by shareholders of the Corporation’s and the Bank’s executive compensation at the 2014 annual meeting of shareholders a vote of confidence in the Corporation’s and the Bank’s compensation programs.

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Components of Compensation

Base Salary

Base salary is designed so that the executive officers receive acceptable salaries, helping the Bank attract and retain talent needed to meet the challenges in the financial service industry within the Corporation’s and the Bank’s market segment. Many factors are considered by the Compensation Committee in determining base salaries such as job responsibilities, the scope of the position, length of service with the Bank, individual performance and compensation for similar positions in the Bank’s peer group. All base salaries are reviewed by the Compensation Committee annually. In 2014, each of the Named Executive Officers received a base salary increase compared to 2013 base salary as follows, based on a combination of the above-mentioned factors:

2014 Salary
Name	Increase from 2013
T. Randy Stevens	5.28%
Patricia P. Bearden*	4.85%
Timothy E. Pettus	3.11%
Barry B. White	5.35%
Brian K. Williams	6.51%

The Compensation Committee has set the base salary for each of the Named Executive Officers for 2015 as follows:

		Increase from
Name	2015 Salary	2014
T. Randy Stevens	$400,000	3.90%
Patricia P. Bearden*	$178,000	2.89%
Timothy E. Pettus	$273,000	3.02%
Barry B. White	$207,000	5.08%
Brian K. Williams	$191,000	6.11%

* Ms. Bearden’s employment with the Corporation and the Bank was terminated effective January 26, 2015.

Cash Bonus Plan

The second component in the executive compensation program is a cash bonus plan. The cash bonus plan is used as a short-term incentive to drive achievement of annual Bank performance goals. This plan determines the bonuses for all eligible employees including officers as a percentage of their salary and is based on an evaluation of each executive’s performance as well as the Bank’s performance in various categories, including the following metrics that were used in determining each eligible employee’s (including each Named Executive Officer’s) cash bonus for 2014:

  Return on assets;

  Delinquencies and non-accruals;

  Gross loan growth;

  Net deposit growth; and

  Net income.

During 2014, the Compensation Committee established performance goals under the cash bonus plan. The maximum performance goal multiplier under each performance goal was 20%. The sum of the performance goal multipliers (which equals 100% if the maximum target level for each performance goal is achieved) was 76% for 2014. The actual payments made were

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based on projected estimates of performance as of October 31, 2014. Performance goal multipliers ranging from 4% to 20% were assigned to varying target levels for each performance goal as follows (dollars in millions):

	Performance Goal Multiplier Based on 2014 Target Levels					2014
Performance Goal	4%*	8%	12%	16%	20%	Performance
Return on assets	≥ .75%	≥ .80%	≥ .85%	≥ .90%	≥ 1.00%	0.90%
Delinquencies and non-accruals	≤ 1.9%	≤ 1.8%	≤ 1.7%	≤ 1.6%	≤ 1.50%	1.18%
Gross loan growth	≥ 3.00%	≥ 4.00%	≥ 5.00%	≥ 6.00%	≥ 7.00%	5.51%
Net deposit growth	≥ 3.00%	≥ 4.00%	≥ 5.00%	≥ 6.00%	≥ 7.00%	5.16%
Net income	≥ $9.00	≥ $9.25	≥ $9.50	≥ $9.75	≥ $10.00	$9.84

*	If the minimum target level was not achieved for a performance goal, then 0% was allocated to that performance goal multiplier.
**	2014 actual performance as of December 31, 2014 was as follows: 0.91% Return on Assets; 1.07% Delinquencies and non-accruals; 7.46% Gross loan growth; 6.54% Net deposit growth; $10.24 Net income

The Compensation Committee also established maximum bonus percentages (measured as a percent of annual base salary) based on the position of each Named Executive Officer as follows: T. Randy Stevens (70%); Patricia P. Bearden (35%); Timothy E. Pettus (50%); Barry B. White (35%); and Brian K. Williams (35%). The sum of the performance goal multipliers (76% for 2014) was multiplied by the maximum bonus percentage with respect to each Named Executive Officer resulting in the aggregate bonus multiplier. The aggregate bonus multiplier was then multiplied by the base salary for each Named Executive Officer and the product was the Named Executive Officer’s bonus for 2014.

The following bonuses were paid to the Named Executive Officers based on achievement of performance goals for 2014:

		Actual Bonus	Maximum Potential
		as Percentage	Bonus (Percentage of
Name	Bonus	of Base Salary	Base Salary)
T. Randy Stevens	$204,820	53.2%	70%
Patricia P. Bearden	$46,018	26.6%	35%
Timothy E. Pettus	$100,700	38.0%	50%
Barry B. White	$52,402	26.6%	35%
Brian K. Williams	$47,880	26.6%	35%

Under the Sarbanes-Oxley Act of 2002, if the Corporation is required to restate its financial results as a result of material noncompliance with financial reporting requirements under the securities laws as a result of misconduct, the Chief Executive Officer and the Chief Financial Officer must repay any bonus or other incentive-based compensation (including profits realized from the sale of Common Stock) received during the 12-month period following the filing of the erroneous financial results.

Employee Benefits

The Bank provides the following benefits for all employees of the Bank, including the Named Executive Officers:

  The Bank offers health insurance and life insurance at a nominal cost to full-time employees (including Named Executive Officers) and makes available health insurance for each employee’s family, the cost of the premiums for which are shared by the employee and the Bank. The Bank also provides long-term disability insurance at no cost to full-time employees. Any eligible employee who becomes disabled may continue coverage under the Bank’s health insurance and life insurance plans. The disabled employee must pay the same premiums as employees who have the same coverage and who are actively at work. This coverage will continue to be provided by the Bank for the entire period of time that the employee is eligible and receives compensation under the Bank’s group long-term disability insurance policy.

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  The Bank offers dental insurance coverage for all eligible employees and makes dental insurance available for eligible dependents at the employee’s expense.

  The Bank offers vision insurance coverage for all eligible employees and makes vision insurance coverage available for eligible dependents at the employee’s expense.

  The Bank offers a “Cafeteria” Plan under Internal Revenue Code Section 125 that gives employees the opportunity to pay for certain benefits on a pre-tax basis rather than on an after-tax basis. Expenses that are eligible for the Section 125 Plan include certain insurance premiums, certain out-of-pocket medical expenses and dependent care expenses. Money spent for these items included in the Section 125 Plan is not subject to Social Security or federal income taxes.

  The Bank has adopted the Deferred Profit Sharing Plan, which is a tax-qualified profit sharing retirement plan that has received a favorable determination letter from the Internal Revenue Service. All employees of the Bank who are at least 20 years old and who have completed one year of service with the Bank are eligible to participate in the Deferred Profit Sharing Plan. Individual accounts are maintained for each plan participant in order to record contributions by the Bank and adjustments for gains and losses on investments. Participant accounts are subject to forfeiture upon termination of employment prior to vesting. Forfeitures in the plan resulting from the departure of participating employees prior to vesting are allocated pro-rata to all participants who are eligible to receive employer contributions based on the participants’ plan compensation. Accounts become vested over a period of six years, with 25% vested after two years of service, an additional 15% after the third year of service and 20% each year thereafter until the benefit is 100% vested at the end of the sixth year of service. The Bank’s contribution to the plan is determined by the annual performance of the Bank and is subject to annual approval by the Compensation Committee and the Board of Directors of the Bank. Contributions are allocated to participant accounts pro rata to their compensation each year. The aggregate amount the Bank contributed to the Deferred Profit Sharing Plan for the 228 participants during 2014 was $1,028,695.

  The Bank pays for one physical examination each year for all officers of the Bank, including the Named Executive Officers. The Bank pays for flu vaccinations annually for all officers and employees. Payment is made upon the presentation of an itemized statement with respect to any physical examination, from the physician providing the services, and with respect to annual flu immunizations, from the healthcare provider administering such vaccinations.

  In 1996, the Bank established an officer group term replacement/split-dollar plan to provide life insurance benefits that continue after retirement. A single premium universal life insurance policy was purchased to fund the plan and a split-dollar agreement was entered into with an irrevocable trust that specified the portion of the insurance proceeds that would become part of the trust. For additional information, see the section below entitled “Split-Dollar Arrangements and Deferred Compensation Agreements.”

Perquisites

In addition to salaries, bonus opportunities and employee benefits, the Bank provides to certain executive officers, including four of the Named Executive Officers, certain perquisites so that the Bank remains competitive in its ability to hire and retain talented employees. These perquisites include the use of a company vehicle or a vehicle allowance, certain club memberships and the payment of dues for those clubs. The Bank currently provides these perquisites to all of the Named Executive Officers except Ms. Bearden. The Bank’s policy for providing perquisites is based on the number of years of experience within the banking industry and the executive’s position with the Bank. The Compensation Committee periodically reviews perquisites that are made available to the executive offers, including the Chief Executive Officer, to ensure that they are in line with market practice.

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Split-Dollar Arrangements and Deferred Compensation Agreements

The Bank provides certain split-dollar insurance and/or deferred compensation agreements to fund death benefits (the “Plan”) for directors and certain officers of the Bank in order to encourage their continued employment and service with the Bank and to reward them for their past service and contribution, as determined by the Compensation Committee.

The Bank has entered into separate agreements with each of its directors and the Named Executive Officers relating to the Plan. For the directors, each participant is entitled to designate a beneficiary to receive a death benefit equal to a specified amount or the net-at-risk insurance portion of the proceeds (defined as total proceeds minus the cash surrender value of the policy). For the Named Executive Officers, each participant is entitled to designate a beneficiary to receive a death benefit equal to the lesser of two and one-half times the participant’s base annual salary at the effective date of the Plan or the net-at-risk insurance portion of the proceeds. A director or Named Executive Officer forfeits his or her right to the benefits provided by this Plan if he or she is terminated for cause, removed under certain other circumstances as described in the Plan or violates the restrictive covenants regarding non-competition or confidentiality contained in his or her employment agreement with the Bank. The restrictive covenants regarding non-competition generally provide that the Plan participant may not, without the prior written consent of the Corporation, directly or indirectly (i) become employed by, participate in or be connected in any manner with the ownership, management, operation or control of any bank, savings and loan or similar financial institution if the participant’s responsibilities will include providing banking or other financial services within a 25-mile radius of any office maintained by the Corporation or the Bank as of the date of termination of service, (ii) participate in any way in hiring or otherwise engaging, or assisting any other person in hiring or otherwise engaging, any individual who was employed by the Corporation or the Bank as of the date of termination of service, (iii) assist, advise or serve in any capacity any third party in any action against or transaction involving the Corporation or the Bank, or (iv) sell, offer to sell, provide banking or other financial services, assist any other person in selling or providing banking or other financial services, or solicit or otherwise compete for any orders, contract or accounts for services of a kind or nature like or substantially similarly to those sold by the Corporation or the Bank to or from any person from whom the participant or the Corporation or the Bank, to the knowledge of the participant, provided banking or other financial services or such other services during the three-year period immediately prior to the termination of the participant’s service.

Because Messrs. Pettus and Stevens are directors, each of them has also been provided benefits under Director Deferred Compensation Agreements. For a description of these agreements, see the section below entitled “COMPENSATION OF DIRECTORS – Deferred Compensation Agreements and Split-Dollar Arrangements.”

Group Term Carve-Out Plans

The Bank has purchased certain life insurance policies on the lives of participating executive officers and pays the premiums on these policies. Under the Bank’s Group Term Carve-Out Plans, the Bank has agreed to pay certain death proceeds under these life insurance policies to a beneficiary designated by each participating executive officer. In general, if a participant dies while employed by the Bank, the participant’s beneficiary will be entitled to a benefit equal to two and one-half times the deceased participant’s base annual salary at the effective date of the plan. All of the Named Executive Officers participate in the Bank’s 2002 Group Term Carve-Out Plan except Ms. Bearden and Mr. Williams, who participate in the Bank’s 2007 Group Term Carve-Out Plan and Mr. White, who participates in the Bank’s 2004 Group Term Carve-Out Plan. The Named Executive Officers’ beneficiaries are entitled to the following respective benefits under the Group Term Carve-Out Plans:

Benefit Under Group
Name	Term Carve-Out Plan
T. Randy Stevens	$450,000
Patricia P. Bearden	$262,500
Timothy E. Pettus	$250,000
Barry B. White	$316,250
Brian K. Williams	$267,500

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Risk Management Considerations

The Compensation Committee believes that the Bank’s performance-based cash bonus program creates incentives to create long-term shareholder value. Several elements of the program are designed to promote the creation of long-term value and thereby discourage behavior that leads to excessive risk:

  Rather than determining cash bonus awards based on a single metric, the Compensation Committee applies a structured, principled framework that takes into account a balanced set of financial performance metrics that the Compensation Committee believes collectively best demonstrate successful management; and

  The performance metrics used to determine the amount of an executive’s bonus are those that the Compensation Committee believes drive long-term shareholder value. Moreover, the Compensation Committee attempts to set goals for these metrics that encourage success without encouraging excessive risk taking to achieve short-term results.

The Bank generally uses the same performance metrics for its cash bonus programs for the Named Executive Officers, other executive officers and non-executive employees.

Management and the Compensation Committee periodically evaluate the risks involved with all of the Bank’s compensation programs and do not believe that any of the Bank’s compensation programs create risks that are reasonably likely to pose a material adverse impact to the Corporation.

Conclusion

The Compensation Committee believes that this mix of market-based salaries, cash bonuses, employee benefits and perquisites represents a balance that will motivate the management team to continue to produce strong returns. The Compensation Committee further believes this program strikes an appropriate balance with the interests and needs of the Bank in operating a financial services business without encouraging the taking of excessive risk.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of the Bank has reviewed and discussed with management the foregoing Compensation Discussion and Analysis required by SEC Regulation S-K, Item 402(b). Based on this review and discussion, the Compensation Committee recommended to the Board of Directors of the Bank, who recommended to the Board of Directors of the Corporation, that the Compensation Discussion and Analysis be included in this Proxy Statement and be incorporated by reference in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2014.

Compensation Committee of the Bank’s Board of Directors:

M. Darlene Baxter, Chairperson
Dalton M. Mounger
Patrick J. Riley
T. Randy Stevens
Kimberly D. Vella

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the aggregate remuneration accrued or paid by the Bank during the three fiscal years ended December 31, 2014 to the Named Executive Officers:

							Change in Pension Value and Nonqualified Deferred Compensation

						Non-Equity Incentive Plan		All Other Compensation
				Stock	Option				Total
Name and Principal Position	Year	Salary	Bonus	Awards	Awards	Compensation	Earnings	(1)	Compensation
T. Randy Stevens	2014	$385,000	$216,070	$–	$–	$–	$–	$162,097	$763,167
Chairman of the Board,	2013	365,697	240,767	–	–	–	–	171,877	778,341
Chief Executive Officer of the	2012	320,697	114,117	–	–	–	–	142,249	577,063
Corporation and the Bank
Patricia P. Bearden (2)	2014	173,000	46,018	–	–	–	–	29,757	248,775
Treasurer of the	2013	165,000	50,820	–	–	–	–	34,149	249,969
Corporation and Chief	2012	135,000	16,200	–	–	–	–	20,854	172,054
Financial Officer of the Bank
Timothy E. Pettus	2014	265,000	101,150	–	–	–	–	94,241	460,391
President of the Corporation	2013	257,000	113,080	–	–	–	–	103,999	474,079
and the Bank	2012	242,000	158,080	–	–	–	–	70,332	470,412
Barry B. White	2014	197,000	52,402	–	–	–	–	25,968	275,370
General Counsel	2013	187,000	41,140	–	–	–	–	38,878	267,018
of the Bank	2012	181,000	30,408	–	–	–	–	35,900	247,308
Brian K. Williams (3)	2014	180,000	97,880	–	–	–	–	28,243	306,123
Executive Vice President	2013	169,000	52,052	–	–	–	–	36,899	257,951
of the Bank	2012	162,000	21,720	–	–	–	–	40,429	224,149

(1)        All other compensation for 2014 includes the following amounts:

			Imputed
	Fees for	Contributions to	Income on	Personal Use of	Club
	Services as	Deferred Profit	Group Carve	Company	Membership	Physical
Name	Directors (*)	Sharing Plan	Out Plan	Automobile	and Dues	Exams	Total
T. Randy Stevens	$132,464	$23,400	$778	$1,907	$3,052	$496	$162,097
Patricia P. Bearden	12,800	15,570	738	-	649	-	29,757
Timothy E. Pettus	59,873	23,400	660	5,571	4,737	-	94,241
Barry B. White	-	17,730	624	3,137	4,477	-	25,968
Brian K. Williams	-	16,200	375	8,400	3,268	-	28,243

(*)

Fees and interest for service by Named Executive Officers on the Board of Directors of the Corporation and the Bank and certain committees of the Board of Directors of the Bank during the year ended December 31, 2014 are reflected in the following table:

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					Change in
					Pension Value
					and Nonqualified
				Non-Equity	Deferred
	Fees Earned or	Stock	Option	Incentive Plan	Compensation	All Other
Name	Paid in Cash	Awards	Awards	Compensation	Earnings*	Compensation	Total
T. Randy Stevens	$59,900	$–	$–	$–	$72,564	$–	$132,464
Patricia P. Bearden **	12,800	–	–	–	–	–	12,800
Timothy E. Pettus	44,500	–	–	–	15,373	–	59,873
Barry B. White	-	–	–	–	–	–	–
Brian K. Williams	-	–	–	–	–	–	–

*	Represents interest earned on deferred compensation accounts and/or earnings on compensation that is deferred on a basis that is not tax-qualified.
**	Ms. Bearden was not a director but received compensation for attending board meetings.
(2)	Ms. Bearden’s employment with the Corporation and the Bank was terminated effective January 26, 2015.
(3)	Effective as of January 27, 2015, Mr. Williams was named acting Chief Financial Officer and Treasurer of the Corporation and the Bank.

Potential Payments Upon Termination or Change-in-Control

The Bank has entered into certain agreements and maintains certain plans that will require it to provide compensation to Named Executive Officers in the event of death. None of the Named Executive Officers has a change-in-control agreement. The amount of compensation payable to each Named Executive Officer if each situation occurred on December 31, 2014 is listed in the tables below.

Mr. Stevens

Termination Related to Change in Control
		Involuntary Termination without Cause	Involuntary Termination for Cause
Executive Benefits and Payments upon Termination					Death or Disability
Retirement
Cash Payments	$—	$—	$—	$—	$1,785,005	(1)
Insurance Benefits	—	—	—	—	—
Excise Tax Gross-up	—	—	—	—	—

Ms. Bearden (6)

Termination Related to Change in Control
		Involuntary Termination without Cause	Involuntary Termination for Cause
Executive Benefits and Payments upon Termination					Death or Disability
Retirement
Cash Payments	$—	$—	$—	$—	$262,500	(2)
Insurance Benefits	—	—	—	—	—
Excise Tax Gross-up	—	—	—	—	—

Mr. Pettus

				Termination Related to Change in Control
		Involuntary Termination without Cause	Involuntary Termination for Cause
Executive Benefits and Payments upon Termination					Death or Disability
	Retirement
Cash Payments	$—	$—	$—	$—	$1,162,000	(3)

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Insurance Benefits	—	—	—	—	—
Excise Tax Gross-up	—	—	—	—	—

Mr. White

Termination Related to Change in Control
		Involuntary Termination without Cause	Involuntary Termination for Cause
Executive Benefits and Payments upon Termination					Death or Disability
Retirement
Cash Payments	$—	$—	$—	$—	$316,250	(4)
Insurance Benefits	—	—	—	—	—
Excise Tax Gross-up	—	—	—	—	—

Mr. Williams

Termination Related to Change in Control
		Involuntary Termination without Cause	Involuntary Termination for Cause
Executive Benefits and Payments upon Termination					Death or Disability
Retirement
Cash Payments	$—	$—	$—	$—	$267,500	(5)
Insurance Benefits	—	—	—	—	—
Excise Tax Gross-up	—	—	—	—	—

(1)

The amounts shown reflect a payment to the Named Executive Officer’s beneficiary equal to the sum of (i) the proceeds under a split-dollar arrangement, plus (ii) an amount equal to the greater of the Named Executive Officer’s deferral account balance under a Director Deferred Compensation Agreement with the Corporation or a fixed amount based on actuarial calculations, plus (iii) an amount equal to the greater of the Named Executive Officer’s deferral account balance under a Director Deferred Compensation Agreement with the Bank or a fixed amount based on actuarial calculations, plus (iv) an amount equal to two and one-half times the Named Executive Officer’s base salary as set forth in the Bank’s 2002 Group Term Carve-Out Plan.

(2)	The amount shown reflects a payment to Ms. Bearden’s beneficiary in an amount equal to two and one-half times Ms. Bearden’s base salary as set forth in the Bank’s 2007 Group Term Carve-Out Plan.
(3)

The amounts shown reflect a payment to the Named Executive Officer’s beneficiary equal to the sum of (i) an amount equal to the greater of the Named Executive Officer’s deferral account balance under a Director Deferred Compensation Agreement with the Corporation or a fixed amount based on actuarial calculations, plus (ii) an amount equal to the greater of the Named Executive Officer’s deferral account balance under a Director Deferred Compensation Agreement with the Bank or a fixed amount based on actuarial calculations, plus (iii) an amount equal to two and one-half times the Named Executive Officer’s base salary as set forth in the Bank’s 2002 Group Term Carve-Out Plan.

(4)	The amount shown reflects a payment to Mr. White’s beneficiary in an amount equal to two and one-half times Mr. White’s base salary as set forth in the Bank’s 2004 Group Term Carve-Out Plan.
(5)	The amount shown reflects a payment to Mr. Williams’ beneficiary in an amount equal to two and one-half times Mr. Williams’ base salary as set forth in the Bank’s 2007 Group Term Carve-Out Plan.
(6)	Ms. Bearden’s employment with the Corporation and the Bank was terminated effective January 26, 2015.

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COMPENSATION OF DIRECTORS

The following table summarizes the compensation of the non-management directors for the Bank and the Corporation during the year ended December 31, 2014.

					Change in Pension
					Value and
					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name(1)	Cash	Awards	Awards	Compensation	Earnings(2)	Compensation	Total
M. Darlene Baxter	$27,500	–	–	–	$9,273	–	$36,773
Jonathan M. Edwards	41,500	–	–	–	6,968	–	48,468
Thomas Napier Gordon	50,700	–	–	–	-	–	50,700
Dalton M. Mounger	52,200	–	–	–	12,596	–	64,796
Patrick J. Riley	54,900	–	–	–	-	–	54,900
Matthew M. Scoggins,
Jr.	34,100	–	–	–	-	–	34,100
W. Lacy Upchurch	26,800	–	–	–	9,636	–	36,436
Kimberly D Vella (3)	32,700	–	–	–	3,114	–	35,814
Dr. David S. Williams	25,300	–	–	–	18,965	–	44,265

(1)

Messrs. Stevens and Pettus receive compensation for serving as members of the Board of Directors of the Corporation and the Bank and certain committees of the Bank Board as described above in the section entitled “EXECUTIVE COMPENSATION – Summary Compensation Table.”

(2)	Represents interest earned on deferred compensation accounts.
(3)	Will not stand for re-election at the Annual Meeting

During 2014, each director of the Corporation received an annual retainer of $10,000. Each Bank director received $700 for each Bank Board of Directors meeting attended. Each committee chair received $700 and each committee member received $600 for attendance at any scheduled or formally called committee meeting of any standing or specially appointed committee. During 2014, the Corporation and the Bank together paid total cash directors’ fees of $139,700 and directors’ fees in the amount of $310,400 were deferred. The method of compensating directors is the same for management and non-management directors.

Deferred Compensation Agreements and Split-Dollar Arrangements

Directors of the Corporation may defer fees payable to them for their service as directors by entering into a Director Deferred Compensation Agreement with the Corporation. Directors of the Bank may defer fees under similar agreements with the Bank. Under these agreements, a director may defer all or some portion of his or her director’s fees. Amounts so deferred are accounted for separately on the books of the Corporation or the Bank, as the case may be, segregated from other assets owned by the applicable entity and subject to the claims of general creditors of the applicable entity. Deferred amounts generally earn interest at The Wall Street Journal’s published prime rate on the last day of the previous calendar year plus 300 basis points. Deferred amounts are generally payable to the director on the first to occur of (i) termination of the director’s Board service for reasons other than death or (ii) termination of the corresponding Director Deferred Compensation Agreement. If, however, the director dies while serving on the Board of Directors, his or her beneficiary will be paid the greater of the deferred amount or the “projected benefit,” which is a fixed amount based on actuarial calculations. Hardship payments may be made out of the deferred amounts in the sole discretion of the Board of Directors upon request of a director. These agreements may be terminated by the Corporation or the Bank, as the case may be, at any time upon 90 days’ advance written notice to the effected director. In general, the agreements have similar terms but not all of the agreements have identical terms.

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For a description of the split-dollar arrangements with the directors, see the section above entitled “COMPENSATION DISCUSSION AND ANALYSIS – Components of Composition – Split-Dollar Arrangements and Deferred Compensation Agreements.”

Based on the terms of the Director Deferred Compensation Agreements and the Director Split-Dollar Agreements, the directors of the Corporation have the following death benefits:

	Benefit Under Split-	Benefit Under Deferred	Benefit Under Deferred
	Dollar Agreement with	Compensation Agreement	Compensation Agreement
Name	Bank	with Bank	with Corporation	Total Benefit
M. Darlene Baxter	-	$176,500	$92,500	$269,000
Jonathan M. Edwards	-	668,000	328,000	996,000
Thomas Napier Gordon	-	-	-	-
Dalton M. Mounger	-	196,622	43,637	240,259
Timothy E. Pettus	-	750,000	162,000	912,000
Patrick J. Riley	-	-	-	-
Matthew M. Scoggins, Jr.	-	-	-	-
T. Randy Stevens	$100,000	931,730	303,275	1,335,005
W. Lacy Upchurch	-	163,000	85,500	248,500
Kimberly D. Vella*	-	1,297,000	650,000	1,947,000
Dr. David S. Williams	100,000	274,621	166,189	540,810

*     Ms. Vella will not stand for re-election at the Annual Meeting. As of December 31, 2014, benefits of $43,223 and $30,578 had accrued to Ms. Vella under the Deferred Compensation Agreement with the Bank and the Corporation, respectively.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Ms. Baxter and Ms. Vella and Messrs. Riley, Mounger and Stevens served as members of the Bank’s Compensation Committee throughout 2014. Mr. Stevens serves as Chairman of the Board of Directors of the Bank and the Corporation and Chief Executive Officer of the Bank and the Corporation. None of the other members of the Compensation Committee, however, have at any time been an officer or employee of the Corporation or the Bank, nor have any of the members had any other relationship requiring disclosure by the Corporation. During 2014, none of the executive officers of the Bank or the Corporation served as a member of another entity’s compensation committee, one of whose executive officers served on the Bank’s Compensation Committee or was a director of the Corporation, and none of the executive officers of the Bank or the Corporation served as a director of another entity, one of whose executive officers served on the Bank’s Compensation Committee. Members of the Compensation Committee may, from time to time, have banking relationships in the ordinary course of business with the Bank, as described in the section below entitled “RELATED PERSON TRANSACTIONS.”

RELATED PERSON TRANSACTIONS

Transactions by the Bank with related parties are subject to a formal written policy, as well as regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by the Bank with its affiliates) and Regulation O promulgated by the Federal Reserve (which governs certain loans by the Bank to its executive officers, directors, and principal shareholders). The Bank has adopted policies to comply with these regulatory requirements and restrictions.

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In the ordinary course of business, the Bank may provide loans to its directors and principal shareholders, also known as Regulation O insiders. Pursuant to Bank policy, all loans made by the Bank to its directors and principal shareholders are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectability or present other unfavorable features. Current Bank policy prohibits loans to executive officers.

During 2014, the Bank engaged in customary banking transactions and had outstanding loans, deposits and repurchase agreements to certain of the Corporation’s and the Bank’s directors, executive officers and members of their immediate families. The directors, executive officers, affiliates, family and companies in which they hold 10% or more ownership had outstanding loan balances of $4,773,840 at December 31, 2014. These loans were made in the ordinary course of business and in accordance to Bank policy as described above.

Neither the Corporation nor the Bank has any written policy with respect to the review, approval or ratification of any related person transaction required to be reported. Nonetheless, as required by Regulation O and Section 23A and 23B of the Federal Reserve Act, the Corporation and the Bank are responsible for reviewing and approving any transaction between the Corporation or the Bank and any director or officer of the Corporation, the Bank or members of their immediate family or entities with which they are affiliated. In addition, on an annual basis each director and executive officer of the Corporation and the Bank is asked to complete a Director and Officer Questionnaire, which requires the director or executive officer to disclose any related person transactions or business relationships involving the Corporation or its subsidiaries that are required to be disclosed pursuant to Item 404 of SEC Regulation S-K. During 2014, there were no transactions with related persons other than the loans described above.

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AUDIT COMMITTEE REPORT

In overseeing the preparation of the Corporation’s and the Bank’s financial statements, the Audit Committee met with both management and the Corporation’s independent registered public accounting firm to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. The Corporation files consolidated financial statements that include the financial condition and results of operation of the Bank for the periods indicated. In addition, the Audit Committee took the following actions:

(i)

The Audit Committee discussed with BKD, LLP the matters required to be discussed pursuant to Auditing Standards No. 61 as amended (AICPA Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

(ii)

The Audit Committee also received the written disclosures and the letter from BKD, LLP regarding the independence of such accountants as required by the applicable requirements of the Public Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with such accountants their independence from the Corporation and its management.

(iii)

 Based on its review and discussions with the Bank’s management and BKD, LLP, the Audit Committee recommended to the Bank’s Board of Directors, who recommended to the Corporation’s Board of Directors, approval of the inclusion of the audited consolidated financial statements of the Corporation and its subsidiary, the Bank, in its Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the SEC.

Audit Committee of the Bank’s Board of Directors:

Matthew M. Scoggins, Jr., Chairman
Jonathan M. Edwards
Dalton M. Mounger
Dr. David S. Williams
Kimberly D. Vella

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected BKD, LLP to serve as the Corporation's independent registered public accounting firm for the year ending December 31, 2015.  BKD, LLP provided audit services to us for the year ended December 31, 2014. We anticipate that representatives of BKD, LLP will attend the annual meeting and will have the opportunity to make a statement, if they determine to do so, and will be available to respond to appropriate questions at that time. In addition to providing audit services for the year ended December 31, 2014, BKD, LLP performed various other services for us.

Aggregate fees billed to First Farmers and Merchants Corporation for the fiscal years ending December 31, 2014 and 2013 by First Farmers and Merchants Corporation’s principal accounting firm BKD, LLP were as follows:

		2014	2013
Audit fees (1)		$195,430	$303,325
Audit related fees (2)		18,529	21,129
	Subtotal	213,959	324,454
Tax fees (3)		17,024	29,250
Total Fees		$230,983	$353,704

(1)  Fees for professional services rendered by BKD, LLP in connection with the integrated audit of the consolidated financial statements, the audit of internal controls over financial reporting (pursuant to Section 404 of the Sarbanes-Oxley Act) and interim reviews of the consolidated financial statements filed on Form 10-Q.

(2)  Audit related fees include payments for the audit of the First Farmers & Merchants Bank Profit Sharing Plan, matters relating to the audit of the Corporations financial statements, and administrative expenses related to the audit of the consolidated financial statements.

(3)  Fees for services rendered by BKD, LLP for preparation of the federal and state tax compliance filings, and other tax related matters.

The Audit Committee reviews and pre-approves each audit and permitted non-audit service provided by the auditor prior to its engagement to perform such services. The Audit Committee has not adopted any other pre-approval policies or procedures.

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GENERAL INFORMATION

Other Matters

As of the date of this Proxy Statement, the management of the Corporation and the Bank knows of no other business that will be presented at the Annual Meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation’s executive officers, directors and beneficial owners of more than 10% of the Common Stock to file reports of ownership and changes in ownership with the SEC. Such executive officers, directors and greater than 10% shareholders are also required to furnish the Corporation with copies of all Section 16(a) reports that they file. Based solely on a review of (1) the applicable filings, and any amendments thereto, made with the SEC and posted on the SEC’s EDGAR website and (2) written representations from the Corporation’s executive officers and directors, the Corporation believes that all reports were filed in a timely manner during 2014.

Items of Business for 2015 Annual Meeting of Shareholders

The Bylaws provide that nominations of persons for election of directors and proposals of business to be transacted by the shareholders at an annual meeting of shareholders may be made by any shareholder of record who is entitled to vote and who provides timely and proper notice. In order to be considered timely, a shareholder’s notice must be received by the Secretary at the principal office of the Corporation not earlier than the close of business on the date which is 120 calendar days and not later than the close of business on the date which is 90 calendar days prior to the first anniversary of the preceding year’s annual meeting of shareholders. However, if the date of the applicable year’s annual meeting is more than 30 days before or more than 60 days after the first anniversary of the date of the previous year’s meeting, then a shareholder’s notice to be timely must be received by the Secretary not earlier than the close of business on the date which is 120 calendar days prior to the date on which the Corporation first mailed its proxy statement to shareholders in connection with the applicable year’s annual meeting and not later than the date of the later to occur of (i) 90 calendar days before the date on which the Corporation first mailed its proxy statement to shareholders in connection with the applicable year’s annual meeting of shareholders or (ii) ten calendar days after the Corporation’s first public announcement of the date of the applicable year’s annual meeting of shareholders. In no event shall any adjournment or postponement of an annual meeting or the public announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.

Further, for a shareholder’s notice to be proper, it must set forth:

  the name and address of the shareholder;

  the class and number of shares of stock of the Corporation held of record and beneficially owned by such shareholder;

  the name(s), including any beneficial owners, and address(es) of such shareholder(s) in which all such shares of stock are registered on the stock transfer books of the Corporation;

  a representation that the shareholder intends to appear at the meeting in person or by proxy to submit the business specified in such notice;

  a brief description of the business desired to be submitted to the annual meeting of shareholders, the complete text of any resolutions intended to be presented at the annual meeting and the reasons for conducting such business at the annual meeting of shareholders;

  any personal or other material interest of the shareholder in the business to be submitted;

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  as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

  all other information relating to the nomination or proposed business which may be required to be disclosed under applicable law. In addition, a shareholder seeking to submit such nominations or business at the meeting shall promptly provide any other information reasonably requested by the Corporation.

Nominations by shareholders of persons for election to the Corporation’s Board of Directors may also be made at a special meeting of shareholders if the shareholder’s notice, in the form required by the Bylaws, is delivered to the Corporate Secretary at the principal office of the Corporation not earlier than the date which is 120 calendar days before the date of such special meeting and not later than the date of the later to occur of (i) 90 calendar days before the date of such special meeting of shareholders or (ii) ten calendar days after the Corporation’s first public announcement of the date of the special meeting of shareholders.

Shareholders who wish to nominate a candidate for election to the Corporation’s Board of Directors (other than the candidates proposed by the Corporation’s Board of Directors) or propose any other business at the 2016 annual meeting of shareholders must deliver written notice to the Corporate Secretary at the address below not earlier than December 23, 2015 or later than January 22, 2016. Shareholders who satisfy the SEC requirements and wish to have a proposal considered for inclusion in the Corporation’s proxy statement for the 2016 annual meeting of shareholders should submit the proposal in writing by mailing it to the Corporate Secretary at the address below no later than November 11, 2015.

Any nomination for director or other proposal by a shareholder that is not submitted in a timely manner and does not comply with these notice requirements will be disregarded, and upon the instructions of the presiding officer of the annual meeting all votes cast for each such nominee and such proposal will be disregarded. Nominations or proposals for consideration at an annual meeting of shareholders must be sent to the following address:

First Farmers and Merchants Corporation

Attention: Corporate Secretary

P.O. Box 1148

Columbia, Tennessee 38402-1148

Shareholder Comments at 2015 Annual Meeting of Shareholders

A shareholder who wishes to make comments to or ask questions of the presiding officer at the Annual Meeting on April 21, 2015, must submit in writing the comments or questions no later than April 15, 2015 to: First Farmers and Merchants Corporation, Attention: Corporate Secretary, P.O. Box 1148, Columbia, TN 38402-1148. Management reserves the right to edit or exclude any such comments or questions in the interests of relevance, appropriateness and/or time. A written communication of any such editing or exclusion will be sent to the shareholder before the Annual Meeting.

Annual Report

The Annual Report to Shareholders is available online or can be requested by mail but is not intended to be part of this Proxy Statement.

COPIES OF THE CORPORATION’S ANNUAL REPORT ON FORM 10-K FILED WITH THE SEC WILL BE MAILED TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST MADE TO: MICHELLE D. GARDNER, CORPORATE SECRETARY, FIRST FARMERS AND MERCHANTS CORPORATION, P. O. BOX 1148, COLUMBIA, TENNESSEE 38402-1148.

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on April 21, 2015:

The Company has elected to provide its Proxy Statement and Annual Report to Shareholders over the Internet through a “notice and access” model. The Notice of Internet Availability provides instructions on how you may access this Proxy Statement and the Annual Report to Shareholders on the Internet at http://www.edocumentview.com/ffmh or request a printed copy at no charge. In addition, the Notice of Internet Availability provides instructions on how you may request to receive, at no charge, all future proxy materials in printed form by mail or electronically by email. Your election to receive proxy materials by mail or email will remain in effect until you revoke it. Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to shareholders and will reduce the impact of its annual meetings on the environment.

By the order of the Board of Directors,

/s/ Michelle D. Gardner

Michelle D. Gardner
Corporate Secretary

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